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EXHIBIT 10.2

EXECUTION COPY

CASH COLLATERAL AGREEMENT

        CASH COLLATERAL AGREEMENT, dated as of April 29, 2002 (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Agreement"), is made by and among UNITED LATIN AMERICA, INC., a Colorado corporation (the "Pledgor"), TORONTO DOMINION BANK (TEXAS), INC., as agent for the Lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Agent"), and THE TORONTO-DOMINION BANK, as securities intermediary (in such capacity, the "Securities Intermediary").

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement, dated as of April 29, 1999 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among VTR GlobalCom S.A., a Chilean corporation (the "Borrower"), the Subsidiaries of the Borrower party thereto, the Lenders named therein and the Agent, said Lenders have made Loans to the Borrower; and

        WHEREAS, the Borrower, the Lenders and the Agent have entered into an Amendment No. 7, dated as of April 29, 2002, to the Credit Agreement ("Amendment No. 7"); and

        WHEREAS, the Pledgor has agreed to secure the payment of the Borrower's obligations under the Credit Agreement, to establish with the Securities Intermediary a securities account and to deposit funds from time to time into such account that the Securities Intermediary will invest in accordance with written directions of the Pledgor or the Agent, as set forth in Section 2.5 hereof, and, as a condition precedent to the modifications of the Credit Agreement as set forth in Amendment No. 7, the Pledgor is required to execute and deliver this Agreement; and

        WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Agreement;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

        SECTION 1.1.    Certain Terms.    The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

        "Agreement" is defined in the preamble.

        "Borrower" is defined in the first recital.

        "Collateral" is defined in Section 3.1.

        "Collateral Account" is defined in Section 2.1.

        "Credit Agreement" is defined in the first recital.

        "Deposited Funds" means amounts in the Collateral Account in the form of cash.

        "Obligations" means, collectively, (a) the principal of and interest on the Loans made by the Lenders to, and the Note(s) held by each Lender of, the Borrower and all other amounts from time to time owing to the Lenders or the Agent by the Borrower or any other Obligor under the Credit Agreement, the Notes and the other Basic Documents, and (b) all obligations of the Pledgor, the Borrower or any other Obligor to the Lenders and the Agent hereunder.

        "Permitted Investments" shall mean time deposits bearing interest at a rate based on the London inter-bank offered rate less 12.5 basis points, for a duration of one, two and three months and, if the Securities Intermediary so agrees, (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), maturing not more than 90 days from the date of acquisition thereof and (b) commercial paper issued by The Toronto-Dominion Bank maturing not more than 90 days from the date of acquisition thereof.

        "Pledgor" is defined in the preamble.

        "Agent" is defined in the preamble.

        "Securities Intermediary" is defined in the preamble.

        "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

        SECTION 1.2.    Credit Agreement Definitions.    Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

        SECTION 1.3.    UCC Definitions.    Unless otherwise defined herein or in the Credit Agreement, or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Agreement, including its preamble and recitals, with such meanings, provided that no such amendment shall bind the Securities Intermediary if such amendment affects the Securities Intermediary's right and duties.

ARTICLE II
ESTABLISHMENT AND OPERATION OF COLLATERAL ACCOUNT

        SECTION 2.1.    The Collateral Account.    The Securities Intermediary shall establish a non-interest bearing securities account at its office in New York, New York, in the name "United Latin America, Inc. Cash Collateral Account" (such account and any successor account, the "Collateral Account"), which the parties hereto acknowledge and agree shall be under the sole dominion and control of the Agent and from which the Pledgor has no right of withdrawal or transfer, except as expressly provided herein. It is the intent of the parties hereto that the Agent shall have "control" (as that term is defined in Section 8-106(d) of the UCC) of all securities entitlements in the Collateral Account. The Agent, for the benefit of the Lenders, hereby appoints the Securities Intermediary, as "securities intermediary" (as such term is defined in Article 8 of the UCC), with respect to the Collateral Account and the Securities Intermediary has accepted such appointment.

        SECTION 2.2.    Agreement to Provide Collateral.    If each of the following conditions is met as determined by the Agent and notified to the Securities Intermediary:

          (a)  the Borrower shall not be in compliance with Section 9.13 of the Credit Agreement (Senior Debt to EBITDA Ratio) as at the last day of any fiscal quarter of the Borrower (a "Test Date"), and

          (b)  assuming that all repayments of principal of the Loans made after such Test Date but prior to the 45th day after such Test Date had been made on such Test Date, the Borrower would still not have been in compliance with said Section 9.13 as at such Test Date, the Pledgor agrees, on or prior to the 45th day after such Test Date, to deposit (and the Securities Intermediary will acknowledge receipt of) an amount into the Collateral Account such that, if the Loans had been repaid on such Test Date by an amount equal to the sum of:

          (x)  the amount of such deposit, plus

          (y)  the amount of repayments of principal of the Loans (if any) made after such Test Date but prior to the 45th day after such Test Date, the Borrower would have been in compliance with Section 9.13 of the Credit Agreement as at such Test Date.

        SECTION 2.3.    Release of Collateral.    Subject at all times to Section 2.8, funds in the Collateral Account shall be released by the Securities Intermediary acting upon joint written instructions from the Agent and the Pledgor at any time after September 30, 2002, so long as the Agent determines that each of the following conditions shall have been satisfied:

          (a)  the Borrower shall have furnished to the Lenders the financial information for the fiscal quarter of the Borrower most recently ended pursuant to Section 9.01(a) of the Credit Agreement (but if such fiscal quarter is the fourth fiscal quarter of the fiscal year, the Borrower shall have furnished to the Lenders the financial information for such fiscal year pursuant to Section 9.01(b) of the Credit Agreement);

          (b)  as at the last day of such fiscal quarter, and as of the date of (and after giving effect to) such release, no Default shall be continuing; and

          (c)  such financial information shall demonstrate that as of the last day of such fiscal quarter, if the proposed release had occurred immediately prior to such day, the Senior Debt to EBITDA Ratio would have been no greater than the following respective ratios for the following respective fiscal quarters:

Fiscal Quarter Ending	Senior Debt to EBITDA Ratio
September 30, 2002	4.00 to 1
December 31, 2002	3.50 to 1

Funds in the Collateral Account shall also be released in accordance with Section 9.27 of the Credit Agreement. Notwithstanding anything contained within Section 2.2 and 2.3, the Securities Intermediary shall look solely to the Agent to direct it hereunder, and in no event shall the Securities Intermediary be obligated to act in the absence of written instructions of the Agent, except as provided in Section 2.5.

        SECTION 2.4.    Funds Deposited and Released.    All deposits and releases made hereunder are to be made in Dollars in same day or immediately available funds to (a) the Collateral Account, in the case of any amounts deposited by the Pledgor pursuant to Section 2.2 or (b) the account or accounts designated by the Pledgor in any notice delivered to the Agent and in a notice delivered by the Agent to the Securities Intermediary, in the case of any amounts released pursuant to Section 2.3.

        SECTION 2.5.    Investment of Deposited Funds.    The Pledgor shall cause the Securities Intermediary to invest the Deposited Funds in such Permitted Investments as the Pledgor may from time to time direct in writing, provided that during the continuance of any Default the Deposited Funds shall be invested in such Permitted Investments as the Agent shall select. Any amounts earned on such Permitted Investments shall be retained in the Collateral Account and disbursed in accordance with this Agreement.

        SECTION 2.6.    Application of Deposited Funds.    All amounts received by the Securities Intermediary shall be deposited into the Collateral Account and be held and distributed in accordance with this Agreement. Except as provided in Section 2.3, the Agent shall have the sole right to make withdrawals from the Collateral Account and, except as provided in Section 2.5, to exercise all rights with respect to the Collateral Account and the Deposited Funds therein in accordance with the terms hereof.

        SECTION 2.7.    Further Agreements.    (a) The Agent, the Securities Intermediary and the Pledgor agree that (i) the Collateral Account, when established, shall be maintained as a "securities account"

(as defined in Section 8-501 of the UCC), (ii) each item of Collateral, including cash, credited to or carried in the Collateral Account, shall be treated as a "financial asset" (as defined in Section 8-102(a)(9) of the UCC) for the purposes of Article 8 of the UCC, (iii) the "securities intermediary's jurisdiction" (for purposes of Article 8 and Section 9-305 of the UCC) of the Securities Intermediary is the State of New York, (iv) the "entitlement holder" (as defined in Section 8-102(a)(7) of the UCC) for the purposes of Article 8 of the UCC shall be the Pledgor with respect to the Collateral Account (subject to Section 2.8), (v) any financial asset in registered form or payable to, or to the order of, a Person, and credited to the Collateral Account shall be registered in the name of, payable to, or to the order of, or specially indorsed to, the Securities Intermediary or in blank, and in no case will any financial assets credited to the Collateral Account be registered in the name of, payable to, or to the order of, or specially indorsed to the Pledgor except to the extent the foregoing have been specially further indorsed by the Pledgor to the Securities Intermediary or in blank and (vi) the Securities Intermediary shall not change the entitlement holder or the names or account numbers of the Collateral Account without the prior written consent of the Pledgor and the Agent.

        (b)  The Securities Intermediary confirms that it is a "securities intermediary" (as defined in Section 8-102(a)(14) of the UCC) and a "securities intermediary" (as defined in 31 CFR 357.2), and is acting as such with respect to the Collateral Account, and shall credit to the Collateral Account each financial asset to be held in or credited to the Collateral Account pursuant to the terms hereof.

        (c)  The Pledgor has not permitted and will not permit any of its creditors (other than the Agent) to obtain "control" (as defined in Articles 8 and 9 of the UCC) over the Collateral Account or its interest in any financial asset credited thereto or contained therein.

        SECTION 2.8.    Entitlement Orders.    Notwithstanding Section 2.7(a)(iv), the Agent shall have the sole power and authority to issue "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC) to the Securities Intermediary. The Securities Intermediary agrees to comply with "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC) of the Agent relating to the Collateral Account or any financial asset credited thereto without further consent of the Pledgor or any Person, provided that the Agent shall not give any entitlement orders except (i) if an Event of Default shall be continuing, or (ii) in connection with a release contemplated by Section 2.3.

        SECTION 2.9.    Priority of Liens; Etc.    (a) In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a Lien on the Collateral Account, or any "financial asset" (as defined in Section 8-102(a)(9) of the UCC) credited thereto or any "security entitlement" (as defined in Section 8-102(a)(17) of the UCC) with respect thereto, the Securities Intermediary hereby agrees that such Lien shall be pari passu with the Lien of the Agent. The "financial assets" (as defined in Section 8-102(a)(9) of the UCC) credited to the Collateral Account or any "security entitlement" (as defined in Section 8-102(a)(17) of the UCC) with respect thereto will not be subject to deduction, set-off, banker's lien or any other right in favor of any Person other than in favor of the Securities Intermediary.

        (b)  The Securities Intermediary represents and warrants to the Agent on behalf of the Lenders that, other than this Agreement, (i) it has not entered into any agreement with respect to the Collateral, the Collateral Account or any "financial assets" (as that term is defined in the UCC) credited or to be credited to the Collateral Account, and (ii) it does not have actual knowledge (without any independent investigation) of any claim to, or interest in, the Collateral Account or any such "financial assets" credited to the Collateral Account.

        (c)  The Securities Intermediary will promptly notify the Agent if the Securities Intermediary obtains actual knowledge of any Lien or claim (other than a Lien or claim arising under this Agreement) being asserted against the Collateral Account or any such "financial assets" credited to the Collateral Account.

        SECTION 2.10.    Securities Intermediary Has No Duty.    The powers conferred on the Securities Intermediary hereunder are solely to protect its interest in the Collateral Account and shall not impose or imply any duty on it to exercise any such powers. Except for reasonable care of any Collateral in the Collateral Account in its possession and the accounting for moneys actually received by it hereunder, the Securities Intermediary shall not have any duty as to any Collateral in the Collateral Account or any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any investment property, whether or not the Securities Intermediary has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral in the Collateral Account. The duties and obligations of the Securities Intermediary shall be as set forth herein, irrespective of any other agreement referred herein and no duties and obligations shall otherwise be imposed upon the Securities Intermediary by virtue of its executing this Agreement. The Securities Intermediary shall not be liable for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of its gross negligence or wilful misconduct. In no event shall the Securities Intermediary be liable for (i) acting in accordance with instructions from the Agent or the Pledgor, so long as such instructions are in accordance with this Agreement, (ii) special, consequential or punitive damages, (iii) the existence, validity, enforceability or perfection of any Security Interest in the Collateral Account, the adequacy or the value of the Collateral or any reduction in the value of the Collateral, and (iv) losses due to forces beyond the control of the Securities Intermediary or any sub-custodian or securities depository, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, the insolvency of any sub-custodian or depository, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

ARTICLE III
SECURITY INTEREST

        SECTION 3.1.    Grant of Security.    The Pledgor hereby assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to the Agent for the benefit of the Lenders, and hereby grants to the Agent for the benefit of the Lenders, a security interest in all of the following, whether now or hereafter existing or acquired by the Pledgor (the "Collateral"):

          (a)  the Collateral Account;

          (b)  all amounts deposited in, and all investments credited to, the Collateral Account (including, without limitation, all time deposits, deposits receipts, securities and financial assets credit thereto included therein) and all "security entitlements" (as defined in Section 8-102(a)(17) of the UCC) with respect thereto; and

          (c)  all profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clause (b) above).

        SECTION 3.2.    Security for Obligations.    This Agreement and the Collateral in which the Agent is granted a security interest hereunder for the benefit of the Lenders secures the payment when due (whether at stated maturity, by acceleration or otherwise) of all Obligations.

        SECTION 3.3.    Continuing Security Interest.    This Agreement shall create a continuing security interest in the Collateral and shall:

          (a)  remain in full force and effect until the earlier of (i) the release of funds in the Collateral Account as provided in Section 2.3 of this Agreement and (ii) payment in full in cash of all Obligations,

          (b)  be binding upon the Pledgor, its successors, transferees and assigns, and

          (c)  inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent acting on behalf of the Lenders.

        SECTION 3.4.    Security Interest Absolute.    Other than as set forth herein, all rights of the Agent and the security interests granted to the Agent hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional, irrespective of:

          (a)  any lack of validity or enforceability of the Credit Agreement or any other Basic Document;

          (b)  the failure of the Agent to either (i) assert any claim or demand or to enforce any right or remedy against the Pledgor, any other Obligor or any other Person under the provisions of any Basic Document or otherwise, or (ii) exercise any right or remedy against any guarantor of, or collateral securing, any Obligations;

          (c)  any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligations;

          (d)  any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Pledgor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

          (e)  any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any Basic Document;

          (f)    any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to, or consent to departure from, any guaranty, for the Obligations; or

          (g)  any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of any Obligor, any surety or any guarantor.

        SECTION 3.5.    Postponement of Subrogation, etc.    The Pledgor hereby agrees that it will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the prior payment in full in cash of all Obligations. Any amount paid to the Pledgor on account of any payment made hereunder prior to the payment in full in cash of all Obligations shall be held in trust for the benefit of the Agent and shall immediately be paid to the Agent and credited and applied against the Obligations, whether matured or unmatured. In furtherance of the foregoing, for so long as any Obligations remain outstanding, the Pledgor shall refrain from taking any action or commencing any proceeding against the Company or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Agreement to the Agent. Nothing in this Section 3.5 shall restrict the Pledgor's right to receive Collateral released in accordance with Section 2.3 or 3.3.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

        The Pledgor represents and warrants to the Agent as set forth in this Article IV.

        SECTION 4.1.    Corporate Existence.    The Pledgor is a corporation duly organized and validly existing in good standing under the laws of the State of Colorado, and owns, directly or indirectly, all of the capital stock of the Borrower.

        SECTION 4.2.    No Breach.    None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the certificate of incorporation or by-laws of the Pledgor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Pledgor is a party or by which it or any of its property is bound or to which it is subject, or result in the creation or imposition of any lien upon any property of the Pledgor pursuant to the terms of any such agreement or instrument, except as contemplated hereby. Other than this Agreement, the Pledgor has not entered into any agreement with respect to the Collateral, the Collateral Account or any "financial assets" (as that term is defined in the UCC) credited to the Collateral Account.

        SECTION 4.3.    Action.    The Pledgor has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Pledgor of this Agreement have been duly authorized by all necessary action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Pledgor and constitutes its legal, valid and binding obligation, enforceable against the Pledgor in accordance with its terms, except as such enforceability may be limited by general principles of equity and by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights.

        SECTION 4.4.    Ownership, No Liens, etc.    The Pledgor owns the Collateral free and clear of any lien, except for liens created by this Agreement. No effective financing statement or other filing similar in effect covering any Collateral is on file in any recording office.

        SECTION 4.5.    Validity, etc.    This Agreement creates a valid, first priority, perfected security interest in the Collateral securing the payment of the Obligations.

        SECTION 4.6.    Authorization, Approval, etc.    Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either for the grant by the Pledgor of the security interest granted hereby, the pledge by the Pledgor of the Collateral pursuant hereto or for the execution, delivery and performance of this Agreement by the Pledgor, or for the perfection of, or the exercise by, the Agent of its rights and remedies hereunder.

        SECTION 4.7.    Compliance with Laws.    The Pledgor is in compliance with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules and regulations, the non-compliance with which could reasonably be expected to materially adversely affect the value of the Collateral or the validity or enforceability of this Agreement.

ARTICLE V
COVENANTS

        The Pledgor covenants and agrees that, so long as this Agreement shall remain in effect, the Pledgor will, unless the Agent shall otherwise consent in writing (and notice thereof is given to the Securities Intermediary), perform, comply with and be bound by the obligations set forth in this Article V.

        SECTION 5.1.    Continuous Pledge.    The Pledgor will deliver to the Agent and at all times keep pledged to the Agent pursuant hereto, on a first-priority perfected basis, all Collateral.

        SECTION 5.2.    Transfers and Other Liens.    The Pledgor shall not sell, assign, transfer, pledge, encumber or otherwise dispose in any other manner the Collateral (except in favor of the Agent hereunder) or create or suffer to exist any Lien upon or with respect to any of the Collateral to secure indebtedness of any person, except for the security interest created by this Agreement and except as permitted by the Credit Agreement.

        SECTION 5.3.    Further Assurances, etc.    The Pledgor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Agent and the Securities Intermediary to exercise and enforce its rights and remedies hereunder with respect to any Collateral. During the continuance of any Event of Default, to the extent permitted by applicable law, the Agent is hereby appointed attorney-in-fact by the Pledgor for the purpose of carrying out the provisions of this Section 5.3 and taking any action and executing any instruments that the Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

ARTICLE VI
REMEDIES

        SECTION 6.1.    Certain Remedies.    (a) If any Event of Default shall have occurred and be continuing, the Agent may apply any Collateral consisting of cash to the Obligations as provided in the Credit Agreement and to cover all amounts then due and owing to the Securities Intermediary hereunder, and may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC.

        (b)  If Pledgor shall default in any obligation owing by it to the Securities Intermediary hereunder and such default shall not be cured within 10 days after Pledgor receives notice from the Securities Intermediary of such default, then the Securities Intermediary may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC.

        (c)  All cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Agent to the Obligations as provided in the Credit Agreement and to cover all amounts then due and owing to the Securities Intermediary hereunder.

        The Pledgor hereby waives diligence, presentment, demand of payment, protest, and all notices whatsover, and any requirement that the Agent or any Lender exhaust any right, power, or remedy or proceed against the Pledgor under this Agreement or against any other Person under any other security for any of the Obligations.

        SECTION 6.2.    Indemnity and Expenses.    (a) The Pledgor agrees to indemnify and hold harmless each of the Securities Intermediary and the Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including reasonable attorney's fees and disbursements and including enforcement of this Agreement), except claims, losses or liabilities resulting from the Agent's or the Securities Intermediary's gross negligence or wilful misconduct.

        (b)  The Pledgor will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder, and (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

        (c)  The Pledgor will upon demand pay to the Securities Intermediary the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Securities Intermediary may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Securities Intermediary hereunder, and (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

ARTICLE VII
MISCELLANEOUS PROVISIONS

        SECTION 7.1.    Basic Document.    This Agreement is a Basic Document executed pursuant to the Credit Agreement.

        SECTION 7.2.    Binding on Successors, Transferees and Assigns; Assignment.    This Agreement (a) shall be binding upon the Pledgor and its successors and assigns, and (b) shall inure to the benefit of, and be enforceable by, the Agent. the Securities Intermediary and their respective successors, transferees and assigns.

        SECTION 7.3.    Amendments, etc.    No waiver of any provision of this Agreement, nor consent to any departure by any party of its obligations under this Agreement, shall in any event be effective unless the same shall be in writing and signed by the Agent and Pledgor only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless such amendment is executed by each of the parties hereto.

        SECTION 7.4.    Addresses for Notices.    All notices and other communications provided for hereunder shall be in the English language and in writing and mailed, sent by pre-paid courier service, sent by electronic mail, telecopied or delivered to the appropriate party at the address or facsimile number of such party set forth under the name of such party on the signature pages hereto. All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received.

        SECTION 7.5.    No Waiver; Remedies.    No failure on the part of the Agent or the Securities Intermediary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        SECTION 7.6.    Headings.    The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

        SECTION 7.7.    Severability.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION 7.8.    Governing Law, Submission to Jurisdiction, Entire Agreement, etc.    THIS AGREEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. ULA hereby agrees that the provisions of Sections 12.13, 12.14 and 12.15 of the Credit Agreement, including (without limitation) the submission to the jurisdiction of the Supreme Court of the State of New York, County of New York, and the United States District

Court for the Southern District of New York, and the waiver of a right to a trial by jury, shall apply to ULA for purposes of this Amendment.

        SECTION 7.9.    Execution in Counterparts, Effectiveness, etc.    This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original (whether such counterpart is originally executed or an electronic copy of an original and each party hereto expressly waives its rights to receive originally executed documents) and all of which shall constitute together but one and the same agreement. This Agreement shall become effective as of the date first above written upon the Pledgor when a counterpart hereof executed on behalf of the Pledgor shall have been received by the Agent and the Securities Intermediary.

        SECTION 7.10.    Release of Liens and Return of Collateral.    Upon the payment in full in cash of all of the Obligations and any Indemnification Obligations referred to below then due and owing to the Securities Intermediary (or, if earlier, upon the occurrence of the events described in Section 3.3(a)), the security interests granted herein shall automatically terminate, provided that (a) the obligations of the Pledgor under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and (b) if any such payment in respect of the Obligations was made with proceeds of Collateral, the Pledgor shall deposit into the Collateral Account an amount equal to the lesser of (x) the amount of such payment, and (y) the amount such that, after giving effect to such deposit, the Pledgor would be in compliance with its obligations under this Agreement, all as determined by the Agent and notified to the Securities Intermediary. Upon any such termination, the Agent shall, or shall cause the Securities Intermediary to, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Securities Intermediary or the Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

        SECTION 7.11.    Conflict with other Agreements.    In the event of any conflict between this Agreement (or any provision or portion thereof) and any other agreement now existing or hereafter entered into by any of the parties hereto with respect to the matters the subject hereof, the terms of this Agreement shall prevail.

        SECTION 7.12.    Liability of Agent.    In the absence of the Agent's gross negligence or wilful misconduct, the Agent shall have no responsibility for, and shall not incur any liability to the Pledgor, the Borrower, any Lender or any other Person, as a result of, any action or failure to act by the Securities Intermediary hereunder or in respect of the Collateral or the Collateral Account.

        SECTION 7.13.    Non-Recourse Nature of Agreement.    Neither the Administrative Agent, any Lender nor the Securities Intermediary shall have any claim against, or recourse to, any Property of the Pledgor except for the Collateral in accordance with the terms hereof.

        SECTION 7.14.    Security Interest in Favor of Securities Intermediary.    As security for any obligations of the Pledgor owing to the Securities Intermediary under Section 6.2(a) or 6.2(c) (collectively, the "Indemnification Obligations"), the Pledgor hereby assigns, pledges, hypothecates, charges, mortgages, delivers and transfers to the Securities Intermediary and grants to the Securities Intermediary, a security interest in the Collateral.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

UNITED LATIN AMERICA, INC.
	By:	/s/ FREDERICK G. WESTERMAN III
Title: Vice President and Treasurer
Address for Notices: 4643 Ulster Street Denver, Colorado 80237-2868 Facsimile: (303) 770-4207 Attention: President and Legal Department
TORONTO DOMINION (TEXAS), INC., as Administrative Agent
	By:	/s/ JIMMIE BRIDWELL Title: Vice President
Address for Notices: 909 Fannin Street Houston, Texas 77010 Facsimile: (713) 951-9921 Attention: Jimmie Bridwell
THE TORONTO-DOMINION BANK
	By:	/s/ JIMMIE BRIDWELL Title: Mgr. Credit Admin.
Address for Notices: 909 Fannin Street Houston, Texas 77010 Facsimile: (713) 951-9921 Attention: Jimmie Bridwell

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  EXHIBIT 10.2